UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 11, 2009

NEW ENERGY SYSTEMS GROUP
(Exact name of registrant as specified in the Charter)

Nevada	000-49715	91-2132336
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

A-3 Xinglian Industrial Zone
He Hua Ling, Pingxin Road, Xin Nan, Ping Hu Town
Longgang, Shenzhen China
 (Address of Principal Executive Offices)

86-755-6126-8588
 (Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On December 11, 2009, New Energy Systems Group (the “Company”) entered into a share exchange agreement (the “Share Exchange Agreement”) with Shenzhen NewPower Technology Co., Ltd. (“NewPower”), whereby Newpower would merge with and into the Company’s wholly owned subsidiary Shenzhen E’Jenie Technology Development Co., Ltd.  Pursuant to the Share Exchange Agreement, in exchange for all of the capital stock of Newpower, the Company agreed to issue to the shareholders of Newpower an aggregate of 1,823,346 shares of the Company’s Common Stock with standard restrictive legend, and pay cash consideration of US $3,000,000.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits:

10.1
Share Exchange Agreement dated December 11, 2009 between New Energy Systems Group, Shenzhen E’Jenie Technology Development Co., Ltd., Shenzhen NewPower Technology Co., Ltd. (“NewPower”), and the shareholders of NewPower.

99.1	Press Release dated December 14, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW ENERGY SYSTEMS GROUP

Date: December 15, 2009	By:	/s/ Fushun Li
Name: Fushun Li
Title: Chief Executive Officer and Director